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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-70607 and 333-72519) and in the Registration Statements on Form S-8 (Nos. 333-33819 and 33-74562) of Developers Diversified Realty Corporation of our report dated March 4, 1999 appearing on page F-2 of this Form 10-K.





PricewaterhouseCoopers LLP
Cleveland, Ohio
March 31, 1999